Radio One, Inc. Announces Results of 2010 Annual Shareholders’ Meeting

WASHINGTON, July 2, 2010 /PRNewswire-FirstCall/ -- Radio One, Inc. (Nasdaq: ROIAK; ROIA) today reported the results of various proposals voted upon at its 2010 Annual Shareholders' Meeting held on Tuesday, June 29, 2010 in Silver Spring, MD.

Terry L. Jones and Brian W. McNeill were elected as Class A directors to serve until the 2011 annual meeting of shareholders or until their successors are duly elected and qualified.

Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and B. Doyle Mitchell, Jr. were elected as Class B directors to serve until the 2011 annual meeting of shareholders or until their successors are duly elected and qualified.

The appointment of Ernst & Young LLP as the independent registered public accountant firm for Radio One was ratified for the year ending December 31, 2010.

Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show (www.therussparrmorningshow.com) the Yolanda Adams Morning Show (www.syndication1.com/yolanda.htm), the Rickey Smiley Morning Show (www.syndication1.com/rickey.htm), CoCo Brother Live (www.syndication1.com/coco.htm), CoCo Brother's "Spirit" (www.syndication1.com/coco.htm) program, Bishop T.D. Jakes' "Empowering Moments" (www.syndication1.com/td.htm), the Reverend Al Sharpton Show (www.syndication1.com/al.htm), and the Warren Ballentine Show (www.syndication1.com/warren.htm). The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including NewsOne, TheUrbanDaily, HelloBeautiful, and social networks BlackPlanet, MiGente, and AsianAvenue and an interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Form 10-K and other filings with the Securities and Exchange Commission. Radio One does not undertake any duty to update any forward-looking statements.

CONTACT:  Peter D. Thompson, CFO and EVP of Radio One, Inc., +1-301-429-4638